Materion Corporation Reports Record Third Quarter 2023 Results

MAYFIELD HEIGHTS, Ohio - November 1, 2023 - Materion Corporation (NYSE: MTRN) today reported third quarter financial results and affirmed the midpoint of the 2023 earnings guidance.

Third Quarter 2023 Highlights
•Net sales were $403.1 million; value-added sales1 were $270.5 million
•Strong third quarter operating profit of $36.5 million versus $29.1 million in the prior year; record third quarter adjusted EBITDA2 of $55.4 million versus $48.8 million in the prior year, an increase of 14%
•Record third quarter net income of $1.27 per share, diluted, and record adjusted earnings of $1.51 per share
•Affirmed full year earnings outlook midpoint of $5.80 per share, a 10% increase year over year

Growth Highlights
*Announced multiple new opportunities in space & defense, accelerating the organic growth pipeline
*Outperformed adjusted EBITDA margin target of 20% for second consecutive quarter
*Delivered twelfth consecutive quarter of adjusted EBITDA and adjusted EPS growth

“As a result of the outstanding efforts and dedication of our global team, we delivered another quarter of record earnings, raising the bar for operational excellence and delivering critical products and solutions for our customers,” Jugal Vijayvargiya, Materion President and CEO said.
“Our unique capabilities and exceptional technical expertise continue to unlock new organic growth opportunities aligned with global megatrends,” Vijayvargiya said. “These commercial wins and new partnerships have helped offset the impact of softness in some of our end markets, while seeding the pipeline for long-term sustainable growth.”

THIRD QUARTER 2023 RESULTS
Net sales for the quarter were $403.1 million, compared to $428.2 million in the prior year period. Value-added sales were $270.5 million for the quarter, down 5% from prior year due to continued semiconductor market softness, partially offset by strength in aerospace & defense, telecom & data center and precision clad strip.
Operating profit for the quarter was $36.5 million and net income was $26.6 million, or $1.27 per diluted share, compared to operating profit of $29.1 million and net income of $20.0 million, or $0.96 per diluted share in the prior year period.

Excluding special items3 primarily related to the targeted cost improvement initiatives, adjusted EBITDA was $55.4 million in the quarter, compared to $48.8 million in the prior year period. The increase was driven mainly by strong price/mix and operational performance.
Adjusted net income was $31.6 million excluding acquisition amortization, or $1.51 per diluted share, an increase of 15% compared to $1.31 per share in the prior year period.

OUTLOOK
With accelerating contributions from our megatrend-aligned organic pipeline, coupled with strong operational performance, we remain confident in our ability to execute and deliver another year of record results. Despite the slower than expected market recovery, we are narrowing the range and affirming the midpoint of our full-year adjusted earnings per share guidance in the range of $5.70 to $5.90, an increase of 10% at the midpoint versus the prior year.

ADJUSTED EARNINGS GUIDANCE
It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 through 9 to this press release.

CONFERENCE CALL
Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, November 1, 2023. The conference call will be available via webcast through the Company’s website at www.materion.com. By phone, please dial (888) 506-0062. Calls outside the U.S. can dial (973) 528-0011; please reference participant access code of 841062. A replay of the call will be available until November 15, 2023 by dialing (877) 481-4010 or (919) 882-2331 if international; please reference replay ID number 46840. The call will also be archived on the Company’s website.

FOOTNOTES
1 Value-added sales deducts the impact of pass-through metals from net sales
2 EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization
3 Details of the special items can be found in Attachments 4 through 9

ABOUT MATERION
Materion Corporation is a global leader in advanced materials solutions for high-performance industries including semiconductor, industrial, aerospace & defense, energy and automotive. With nearly 100 years of expertise in specialty engineered alloy systems, inorganic chemicals and powders, precious and non-precious metals, beryllium and beryllium composites, and precision filters and optical coatings, Materion partners with customers to enable breakthrough solutions that move the world forward. Headquartered in Mayfield Heights, Ohio, the company employs more than 3,500 talented people worldwide, serving customers in more than 60 countries.

FORWARD-LOOKING STATEMENTS
Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: the global economy, including inflationary pressures, potential future recessionary conditions and the impact of tariffs and trade agreements; the impact of any U.S. Federal Government shutdowns or sequestrations; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success in identifying acquisition candidates and in acquiring and integrating such businesses; the impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions; our success in implementing our strategic plans and the timely and successful start-up and completion of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal consignment fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions in operations from, and other effects of, catastrophic and other extraordinary events including outbreaks from infectious diseases and the conflict between Russia and Ukraine and other hostilities; realization of expected financial benefits expected from the Inflation Reduction Act of 2022; and the risk factors set forth in Part 1, Item 1A of the Company's 2022 Annual Report on Form 10-K.

Investor Contact:
Kyle Kelleher
(216) 383-4931
kyle.kelleher@materion.com

Media Contact:
Jason Saragian
(216) 383-6893
jason.saragian@materion.com
https://materion.com
Mayfield Hts-g

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Third Quarter Ended		Nine Months Ended
(In thousands except per share amounts)	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Net sales	$403,067	$428,191	$1,244,144	$1,322,531
Cost of sales	314,131	345,448	974,817	1,077,070
Gross margin	88,936	82,743	269,327	245,461
Selling, general, and administrative expense	38,806	38,958	118,053	122,666
Research and development expense	6,322	7,430	21,098	22,096
Restructuring expense (income)	1,077	484	3,194	1,560
Other — net	6,211	6,774	18,178	18,575
Operating profit	36,520	29,097	108,804	80,564
Other non-operating income—net	(685)	(1,175)	(2,141)	(3,512)
Interest expense — net	7,678	5,888	22,820	14,325
Income before income taxes	29,527	24,384	88,125	69,751
Income tax expense	2,963	4,432	11,891	12,525
Net income	$26,564	$19,952	$76,234	$57,226
Basic earnings per share:
Net income per share of common stock	$1.29	$0.97	$3.70	$2.79
Diluted earnings per share:
Net income per share of common stock	$1.27	$0.96	$3.65	$2.76
Weighted-average number of shares of common stock outstanding:
Basic	20,640	20,526	20,611	20,502
Diluted	20,905	20,780	20,891	20,756

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

(Thousands)	September 29, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$16,401	$13,101
Accounts receivable, net	186,177	215,211
Inventories, net	452,042	423,080
Prepaid and other current assets	54,972	39,056
Total current assets	709,592	690,448
Deferred income taxes	3,214	3,265
Property, plant, and equipment	1,252,455	1,209,205
Less allowances for depreciation, depletion, and amortization	(755,626)	(760,440)
Property, plant, and equipment—net	496,829	448,765
Operating lease, right-of-use assets	57,747	64,249
Intangible assets, net	134,594	143,219
Other assets	27,186	22,535
Goodwill	319,435	319,498
Total Assets	$1,748,597	$1,691,979
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$38,634	$21,105
Accounts payable	93,096	107,899
Salaries and wages	27,971	35,543
Other liabilities and accrued items	40,425	54,993
Income taxes	2,001	3,928
Unearned revenue	15,078	15,496
Total current liabilities	217,205	238,964
Other long-term liabilities	11,558	12,181
Operating lease liabilities	54,111	59,055
Finance lease liabilities	13,279	13,876
Retirement and post-employment benefits	20,089	20,422
Unearned income	109,076	107,736
Long-term income taxes	1,155	665
Deferred income taxes	27,795	28,214
Long-term debt	422,361	410,876
Shareholders’ equity	871,968	799,990
Total Liabilities and Shareholders’ Equity	$1,748,597	$1,691,979

Attachment 3

Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
(Thousands)	September 29, 2023	September 30, 2022
Cash flows from operating activities:
Net income	$76,234	$57,226
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	46,524	39,223
Amortization of deferred financing costs in interest expense	1,284	1,310
Stock-based compensation expense (non-cash)	7,578	5,997
Deferred income tax expense (benefit)	(149)	1,825
Changes in assets and liabilities:
Accounts receivable	27,832	(20,964)
Inventory	(30,868)	(64,832)
Prepaid and other current assets	(16,175)	(3,019)
Accounts payable and accrued expenses	(25,533)	(1,785)
Unearned revenue	(12,398)	(2,191)
Interest and taxes payable	(1,730)	(1,741)
Unearned income due to customer prepayments	16,676	17,501
Other-net	(4,770)	5,654
Net cash provided by operating activities	84,505	34,204
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(85,251)	(54,236)
Payments for mine development	(9,326)	—
Proceeds from sale of property, plant, and equipment	417	827
Payments for acquisition, net of cash acquired	—	(2,971)
Net cash used in investing activities	(94,160)	(56,380)
Cash flows from financing activities:
Proceeds from borrowings under credit facilities, net	39,649	55,735
Repayment of long-term debt	(11,579)	(11,761)
Principal payments under finance lease obligations	(1,297)	(1,985)
Cash dividends paid	(7,937)	(7,584)
Payments of withholding taxes for stock-based compensation awards	(5,101)	(3,056)
Net cash provided by financing activities	13,735	31,349
Effects of exchange rate changes	(780)	(2,953)
Net change in cash and cash equivalents	3,300	6,220
Cash and cash equivalents at beginning of period	13,101	14,462
Cash and cash equivalents at end of period	$16,401	$20,682

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBITDA
(Unaudited)

	Third Quarter Ended		Nine Months Ended
(Millions)	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Net Sales
Performance Materials	$184.6	$169.4	$554.4	$473.9
Electronic Materials	192.3	230.8	611.8	762.6
Precision Optics	26.2	28.0	77.9	86.0
Other	—	—	—	—
Total	$403.1	$428.2	$1,244.1	$1,322.5

Less: Pass-through Metal Cost
Performance Materials	$15.7	$20.6	$51.9	$62.0
Electronic Materials	116.8	123.9	354.8	447.7
Precision Optics	0.1	—	0.1	0.1
Other	—	0.2	—	1.3
Total	$132.6	$144.7	$406.8	$511.1

Value-added Sales (non-GAAP)
Performance Materials	$168.9	$148.8	$502.5	$411.9
Electronic Materials	75.5	106.9	257.0	314.9
Precision Optics	26.1	28.0	77.8	85.9
Other	—	(0.2)	—	(1.3)
Total	$270.5	$283.5	$837.3	$811.4

Gross Margin
Performance Materials(1)	$57.4	$41.1	$166.1	$117.4
Electronic Materials(1)	23.1	31.9	78.9	100.0
Precision Optics(1)	8.4	9.8	24.3	28.1
Other	—	—	—	—
Total(1)	$88.9	$82.8	$269.3	$245.5
(1) See reconciliation of gross margin to adjusted gross margin in Attachment 8
Note: Quarterly information presented within this document and previously disclosed quarterly information may not equal the total computed for the year due to rounding

	Third Quarter Ended		Nine Months Ended
(Millions)	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Operating Profit/(Loss)
Performance Materials	$38.9	$22.9	$110.9	$63.8
Electronic Materials	6.0	12.8	24.8	39.0
Precision Optics	0.3	0.8	(1.6)	0.8
Other	(8.7)	(7.4)	(25.3)	(23.0)
Total	$36.5	$29.1	$108.8	$80.6

Non-Operating (Income)/Expense
Performance Materials	$0.2	$0.1	$0.4	$0.4
Electronic Materials	—	—	—	—
Precision Optics	(0.2)	(0.2)	(0.6)	(0.6)
Other	(0.7)	(1.1)	(2.0)	(3.3)
Total	$(0.7)	$(1.2)	$(2.2)	$(3.5)

Depreciation, Depletion, and Amortization
Performance Materials	$7.7	$6.1	$23.6	$17.5
Electronic Materials	4.1	4.0	12.7	12.3
Precision Optics	2.8	2.6	8.7	7.9
Other	0.5	0.4	1.5	1.5
Total	$15.1	$13.1	$46.5	$39.2

Segment EBITDA
Performance Materials	$46.4	$28.9	$134.1	$80.9
Electronic Materials	10.1	16.8	37.5	51.3
Precision Optics	3.3	3.6	7.7	9.3
Other	(7.5)	(5.9)	(21.8)	(18.2)
Total	$52.3	$43.4	$157.5	$123.3

Special Items(2)
Performance Materials	$0.1	$4.1	$1.1	$6.8
Electronic Materials	2.9	0.4	4.5	7.6
Precision Optics	0.1	0.4	1.2	0.7
Other	—	0.5	0.1	2.0
Total	$3.1	$5.4	$6.9	$17.1

Adjusted EBITDA Excluding Special Items
Performance Materials	$46.5	$33.0	$135.2	$87.7
Electronic Materials	13.0	17.2	42.0	58.9
Precision Optics	3.4	4.0	8.9	10.0
Other	(7.5)	(5.4)	(21.7)	(16.2)
Total	$55.4	$48.8	$164.4	$140.4
The cost of gold, silver, platinum, palladium, copper, ruthenium, iridium, rhodium, rhenium, and osmium is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through market metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.
The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.
(2) See additional details of special items in Attachment 5.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Net Sales to Value-added Sales, Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Third Quarter Ended				Nine Months Ended
(Millions)	September 29, 2023	% of VA	September 30, 2022	% of VA	September 29, 2023	% of VA	September 30, 2022	% of VA
Net sales	$403.1		$428.2		$1,244.1		$1,322.5
Pass-through metal cost	132.6		144.7		406.8		511.1
Value-added sales	$270.5		$283.5		$837.3		$811.4

Net income	$26.6	9.8%	$20.0	7.1%	$76.2	9.1%	$57.2	7.0%
Income tax expense	3.0	1.1%	4.4	1.6%	11.9	1.4%	12.6	1.6%
Interest expense - net	7.6	2.8%	5.9	2.1%	22.9	2.7%	14.3	1.8%
Depreciation, depletion and amortization	15.1	5.6%	13.1	4.6%	46.5	5.6%	39.2	4.8%
Consolidated EBITDA	$52.3	19.3%	$43.4	15.3%	$157.5	18.8%	$123.3	15.2%

Special items
Restructuring and cost reduction	$3.1	1.1%	$0.4	0.1%	$6.9	0.8%	$1.5	0.2%
Additional start up resources and scrap	—	—%	4.1	1.4%	—	—%	4.1	0.5%
Merger and acquisition costs	—	—%	0.9	0.3%	—	—%	11.5	1.4%
Total special items	3.1	1.1%	5.4	1.9%	6.9	0.8%	17.1	2.1%
Adjusted EBITDA	$55.4	20.5%	$48.8	17.2%	$164.4	19.6%	$140.4	17.3%
In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 6, we have adjusted the results for certain special items such as restructuring and cost reductions (which includes costs associated with temporarily idled facilities as a result of decreased demand), additional start up resources and scrap and merger and acquisition costs. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income
and Diluted Earnings per Share to Adjusted Diluted Earnings per Share (Unaudited)

	Third Quarter Ended				Nine Months Ended
(Millions)	September 29, 2023	Diluted EPS	September 30, 2022	Diluted EPS	September 29, 2023	Diluted EPS	September 30, 2022	Diluted EPS
Net income and EPS	$26.6	$1.27	$20.0	$0.96	$76.2	$3.65	$57.2	$2.76

Special items
Restructuring and cost reduction	3.1		0.4		6.9		1.5
Additional start up resources and scrap	—		4.1		—		4.1
Merger and acquisition costs	—		0.9		—		11.5
Provision for income taxes(1)	(0.6)		(0.5)		(2.1)		(3.1)
Total special items	2.5	0.12	4.9	0.23	4.8	0.23	14.0	0.67
Adjusted net income and adjusted EPS	$29.1	$1.39	$24.9	$1.19	$81.0	$3.88	$71.2	$3.43
Acquisition amortization (net of tax)	2.5	0.12	2.4	0.12	7.4	0.35	7.3	0.35
Adjusted net income and adjusted EPS excl. amortization	$31.6	$1.51	$27.3	$1.31	$88.4	$4.23	$78.5	$3.78
(1) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of certain discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

Attachment 7

Reconciliation of Segment Net sales to Segment Value-added sales and Segment EBITDA to Adjusted Segment EBITDA (Unaudited)
Performance Materials
	Third Quarter Ended				Nine Months Ended
(Millions)	September 29, 2023	% of VA	September 30, 2022	% of VA	September 29, 2023	% of VA	September 30, 2022	% of VA
Net sales	$184.6		$169.4		$554.4		$473.9
Pass-through metal cost	15.7		20.6		51.9		62.0
Value-added sales	$168.9		$148.8		$502.5		$411.9

EBITDA	$46.4	27.5%	$28.9	19.4%	$134.1	26.7%	$80.9	19.6%
Restructuring and cost reduction	0.1	—%	—	—%	1.1	0.2%	—	—%
Additional start up resources and scrap	—	—%	4.1	2.8%	—	—%	4.1	1.0%
Merger and acquisition costs	—	—%	—	—%	—	—%	2.7	0.7%
Adjusted EBITDA	$46.5	27.5%	$33.0	22.2%	$135.2	26.9%	$87.7	21.3%

Electronic Materials
	Third Quarter Ended				Nine Months Ended
(Millions)	September 29, 2023	% of VA	September 30, 2022	% of VA	September 29, 2023	% of VA	September 30, 2022	% of VA
Net sales	$192.3		$230.8		$611.8		$762.6
Pass-through metal cost	116.8		123.9		354.8		447.7
Value-added sales	$75.5		$106.9		$257.0		$314.9

EBITDA	$10.1	13.4%	$16.8	15.7%	$37.5	14.6%	$51.3	16.3%
Restructuring and cost reduction	2.9	3.8%	—	—%	4.5	1.8%	0.8	0.3%
Merger and acquisition costs	—	—%	0.4	0.4%	—	—%	6.8	2.2%
Adjusted EBITDA	$13.0	17.2%	$17.2	16.1%	$42.0	16.3%	$58.9	18.7%

Precision Optics
	Third Quarter Ended				Nine Months Ended
(Millions)	September 29, 2023	% of VA	September 30, 2022	% of VA	September 29, 2023	% of VA	September 30, 2022	% of VA
Net sales	$26.2		$28.0		$77.9		$86.0
Pass-through metal cost	0.1		—		0.1		0.1
Value-added sales	$26.1		$28.0		$77.8		$85.9

EBITDA	$3.3	12.6%	$3.6	12.9%	$7.7	9.9%	$9.3	10.8%
Restructuring and cost reduction	0.1	0.4%	0.4	1.4%	1.2	1.5%	0.6	0.7%
Merger and acquisition costs	—	—%	—	—%	—	—%	0.1	0.1%
Adjusted EBITDA	$3.4	13.0%	$4.0	14.3%	$8.9	11.4%	$10.0	11.6%

Other
	Third Quarter Ended				Nine Months Ended
(Millions)	September 29, 2023	% of VA	September 30, 2022	% of VA	September 29, 2023	% of VA	September 30, 2022	% of VA
EBITDA	$(7.5)		$(5.9)		$(21.8)		$(18.2)
Restructuring and cost reduction	—		—		0.1		0.1
Merger and acquisition costs	—		0.5		—		1.9
Adjusted EBITDA	$(7.5)		$(5.4)		$(21.7)		$(16.2)

Attachment 8
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Gross Margin to Adjusted Gross Margin
(Unaudited)

	Third Quarter Ended		Nine Months Ended
(Millions)	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Gross Margin
Performance Materials	$57.4	$41.1	$166.1	$117.4
Electronic Materials	23.1	31.9	78.9	100.0
Precision Optics	8.4	9.8	24.3	28.1
Other	—	—	—	—
Total	$88.9	$82.8	$269.3	$245.5

Special Items (1)
Performance Materials	$—	$4.1	$0.7	$6.7
Electronic Materials	1.8	—	2.4	5.0
Precision Optics	0.1	—	0.4	—
Other	—	—	—	—
Total	$1.9	$4.1	$3.5	$11.7

Adjusted Gross Margin
Performance Materials	$57.4	$45.2	$166.8	$124.1
Electronic Materials	24.9	31.9	81.3	105.0
Precision Optics	8.5	9.8	24.7	28.1
Other	—	—	—	—
Total	$90.8	$86.9	$272.8	$257.2
(1) Special items impacting gross margin represent restructuring and cost reduction in 2023 and merger and acquisition costs in 2022.

Attachment 9
Materion Corporation and Subsidiaries
Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for
Full Year 2023 Outlook and Year Ended December 31, 2022
(Unaudited)

	Forecasted Full Year Ended December 31, 2023
	Low End Earnings per Share	High End Earnings per Share	Year Ended December 31, 2022

GAAP diluted earnings per share	$5.00	$5.20	$4.14

Adjustments:
Restructuring, cost reduction and other special items, net (1)	0.23	0.23	0.66
Acquisition amortization, net	0.47	0.47	0.47
Adjusted diluted earnings per share	$5.70	$5.90	$5.27

(1) We have adjusted the results for certain special items such as restructuring and cost reductions (which includes costs associated with temporarily idled facilities as a result of decreased demand) additional start up resources and scrap and merger and acquisition costs.